As filed with the Securities and Exchange Commission on June 28, 1996
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                  58-1651222
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)


                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
   (Address, including zip code, of registrant's principal executive offices)

        AMENDED AND RESTATED MEDAPHIS CORPORATION NON-QUALIFIED STOCK
                                 OPTION PLAN
                             (Full title of plan)

                              RANDOLPH G. BROWN
               CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           2700 CUMBERLAND PARKWAY
                                  SUITE 300
                            ATLANTA, GEORGIA 30339
                                (770) 444-5300
              (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                  COPIES TO:


   ROBERT W. MILLER, ESQ.                              WILLIAM R. SPALDING, ESQ.
      KING & SPALDING                                     MEDAPHIS CORPORATION
    191 PEACHTREE STREET                                2700 CUMBERLAND PARKWAY
ATLANTA, GEORGIA 30303-1763                                    SUITE 300
       (404) 572-4600                                    ATLANTA, GEORGIA 30339
                                                             (770) 444-5300



                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
Title of Securities to be Registered            Amount to    Proposed Maximum      Proposed Maximum      Amount of
                                              be Registered  Offering Price Per    Aggregate Offering    Registration Fee
                                                                 Share(1)              Price(1)
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.....     1,500,000        $36.00               $54,000,000            $18,621
- --------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Medaphis Corporation on June 27, 1996.


                                                 Exhibit Index Located on Page 6
                                                    Page 1 of 27 Pages.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

     The contents of the Registration Statements on Form S-8 (File No. 33-46847 filed on April 6, 1992, File No. 33-64952 filed on June 24, 1993, File No. 33-88444 filed on January 13, 1995 and File No. 33-95742 filed on August 14,
1995) filed by Registrant are hereby incorporated by reference into this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Amended and Restated Certificate of Incorporation, as amended, Amended and Restated By-Laws and agreement referred to below.

     The Registrant's Amended and Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     In addition, the Registrant and Randolph G. Brown are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. Brown to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may subsequently be amended.

     The Registrant maintains directors and officers liability insurance. Such policies have a deductible of $350,000 and an annual per occurrence and aggregate cap on coverage of $25 million.





Item 8.  Exhibits.
         ---------

Exhibit        Description
- -------        -----------
4.1            Amended and Restated Certificate of Incorporation of Registrant
               (incorporated by reference to Exhibit 3.1 of Registrant's Registration
               Statement on Form S-1, File No. 33-42216).

4.2            Certificate of Amendment of Amended and Restated Certificate of
               Incorporation of Registrant (incorporated by reference to Exhibit 3 of
               Registrant's Quarterly Report on Form 10-Q for the Quarterly Period Ended
               March 31, 1993).

4.3            Certificate of Amendment of Amended and Restated Certificate of
               Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of
               Registrant's Registration Statement on Form 8-A/A, filed on March 28,
               1995).

4.4            Certificate of Amendment of Amended and Restated Certificate of
               Incorporation of Registrant (incorporated by reference to Exhibit 4.4 of
               Registrant's Registration Statement on Form S-8, Registration No.
               333-03213).

4.5            Amended and Restated By-Laws of Registrant (incorporated by reference to
               Exhibit 3.2 of Registrant's 1992 Form 10-K, File No. 000-19480).

5              Opinion of King & Spalding regarding legality of shares being registered.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Price Waterhouse LLP.

23.3           Consent of Coopers & Lybrand LLP.

23.4           Consent of Arthur Andersen LLP.

23.5           Consent of King & Spalding (contained in the opinion filed as Exhibit 5).

99.1           Eighth Amendment to Amended and Restated Medaphis Corporation
               Non-Qualified Stock Option Plan.

99.2           Ninth Amendment to Amended and Restated Medaphis Corporation
               Non-Qualified Stock Option Plan.

99.3           Tenth Amendment to Amended and Restated Medaphis Corporation Non-Qualified
               Stock Option Plan.


                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, Medaphis Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of June, 1996.


                                     MEDAPHIS CORPORATION


                                     By: /s/ Randolph G. Brown
                                         ---------------------
                                         Randolph G. Brown
                                         Chairman, Chief Executive
                                         Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.




Signature                          Title                      Date
- ---------                          -----                      ----

/s/ Randolph G. Brown              Chairman, Chief Executive  June 28, 1996
- ----------------------------       Officer, President
Randolph G. Brown                  and Director



/s/ Michael R. Cote                Senior Vice                June 28, 1996
- ----------------------------       President -- Finance,
Michael R. Cote                    Chief Financial
                                   Officer and Assistant
                                   Secretary



/s/ James S. Douglass              Vice President, Corporate  June 28, 1996
- ----------------------------       Controller and
James S. Douglass                  Chief Accounting Officer



/s/ Robert C. Bellas, Jr.          Director                   June 28, 1996
- ----------------------------
Robert C. Bellas, Jr.

/s/ David R. Holbrooke, M.D.       Director                   June 28, 1996
- ----------------------------
David R. Holbrooke, M.D.

/s/ David E. McDowell              Director                   June 28, 1996
- ----------------------------
David E. McDowell

/s/ Steven G. Papermaster          Director                   June 25, 1996
- ----------------------------
Steven G. Papermaster

/s/ Dennis A. Pryor                Director                   June 28, 1996
- ----------------------------
Dennis A. Pryor


                                EXHIBIT INDEX
                                -------------





Exhibit                   Description                                                                               Page
- -------                   -----------                                                                               ----
4.1                       Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1,
                          File No. 33-42216).                                                                        --

4.2                       Certificate of Amendment of Amended and Restated Certificate of Incorporation of
                          Registrant (incorporated by reference to Exhibit 3 of Registrant's Quarterly Report
                          on Form 10-Q for the Quarterly Period Ended March 31, 1993).                               --

4.3                       Certificate of Amendment of Amended and Restated Certificate of Incorporation of
                          Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration
                          Statement on Form 8-A/A, filed on March 28, 1995).                                         --

4.4                       Certificate of Amendment of Amended and Restated Certificate of Incorporation of
                          Registrant (incorporated by reference to Exhibit 4.4 of Registrant's Registration
                          Statement on Form S-8, Registration No. 333-03213).                                        --

4.5                       Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit
                          3.2 of Registrant's 1992 Form 10-K, File No. 000-19480).                                   --

5                         Opinion of King & Spalding regarding legality of shares being registered.                  7

23.1                      Consent of Deloitte & Touche LLP.                                                          10

23.2                      Consent of Price Waterhouse LLP.                                                           12

23.3                      Consent of Coopers & Lybrand LLP.                                                          14

23.4                      Consent of Arthur Andersen LLP.                                                            16

23.5                      Consent of King & Spalding (contained in the opinion filed as Exhibit 5).                  --

99.1                      Eighth Amendment to Amended and Restated Medaphis Corporation
                          Non-Qualified Stock Option Plan.                                                           18

99.2                      Ninth Amendment to Amended and Restated Medaphis Corporation
                          Non-Qualified Stock Option Plan.                                                           21

99.3                      Tenth Amendment to Amended and Restated Medaphis Corporation
                          Non-Qualified Stock Option Plan.                                                           24